"EXHIBIT 4"

                  INDENTURE OF TRUST AMENDMENT NO. 2 BETWEEN
                  CONCORD ENERGY INCORPORATED AND FIRST UNION
                  NATIONAL BANK, AS SUCCESSOR TRUSTEE DATED AS
                  OF OCTOBER 31, 1997

     INDENTURE OF TRUST AMENDMENT NO. 2, dated as of October 31, 1997 (the "Amendment No. 2"), by and between CONCORD ENERGY INCORPORATED, a Delaware Corporation having its principal place of business at 1515 Simmons St., Jourdanton, Texas (the "Company") and First Union National Bank, a national banking associations organized under the laws of the United States (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company and First Fidelity Bank, National Association, as predecessor trustee have previously executed an Indenture of Trust dated as of May 8, 1995 (the "Original Indenture") and an Indenture of Trust Amendment #1 dated as of April 30, 1997 which extended the due date of the notes from May 1, 1997 to November 1, 1997; and

     WHEREAS, the Company issued $2,920,000 aggregate principal amount 10% Promissory Notes due November 1, 1997 ("Notes") to the noteholders listed in the Consent to Amendment attached hereto (each a "Holder" and together, the "Holders") pursuant to such Original Indenture; and

     WHEREAS, the Company has requested that the Original Indenture, as amended, be amended in order to extend the maturity date of the Notes from November 1, 1997 to December 31, 1997; and

     WHEREAS, each of the Holders have consented to such a change in the terms of the Original Indenture and the Notes; and

     WHEREAS, it is necessary to amend the Original Indenture by adopting Amendment No. 2 (together with the Original Indenture, the "Indenture")

     NOW, THEREFORE, the Issuer and the Company hereby agree as follows:

     Section 1.01. Definitions. Defined terms shall have the meanings set forth in the Original Indenture.

     Section 1.02. Amendment of Section 4.04 of Original Indenture. Section 4.04 in the Original Indenture is hereby amended to read as follows:

     "Section 4.04. Payments Into the Debt Service Fund; Disbursements.

          (A) At least five Business Days prior to each interest payment date and any redemption date, the Company shall deposit into the Debt Service Fund the amount required to pay the respective interest on, and Redemption Price of, the Notes payable on such date. At least five Business Days prior to December 31, 1997, the Company shall deposit into the Debt Service Fund the amount required to pay the Principal of the Notes payable on December 31, 1997.

          (B) The Trustee shall pay out of the Debt Service Fund to the paying agent (i) on or before each interest payment date for the Notes, the amount required for the interest payable on such date; (ii) on or before December 31, 1997, the amount required to pay the principal of the Notes; and (iii) on or before any redemption date for the Notes, the amount required to pay the principal of the Notes; the amount required for the payment of the Redemption Price of such Notes."

     Section 1.03. Amendment of Schedule A. Exhibit A to the Original Indenture shall be amended to be substantially in the form set forth in Exhibit A hereto, which is incorporated in and forms a part of this Amendment No. 2.

     Section 1.04. Authority for Amendment No. 2. This Amendment No. 2 is executed in accordance with Section 10.02 of the Original Indenture. Further, in accordance with Sub-Section (d) of Section 10.02, because this Amendment No. 2 will change the amount or time of any payment required by the Notes, it is necessary to obtain the consent of every Holder.

     Section 1.05. Exchange of Notes. In accordance with Section 10.05 of the Indenture, the Trustee shall exchange any Notes currently outstanding that are surrendered to it with new Notes or, alternatively, make a notation on such Notes to reflect the changes set forth in this Amendment No. 2.

     Section 1.06. Indemnification. The Company shall indemnify the Trustee against any loss or liability, including reasonable expenses, arising out of the execution of this Amendment No. 2 except for any loss or liability incurred by the Trustee as a result of the Trustee's gross negligence or willful misconduct.

     Section 1.07. Effect of Consent. This Amendment No. 2 shall bind any Holder who has consented thereto and every subsequent Holder of a Note or a portion of a Note that evidences the same debt as the consenting Holder's Note.

     Section 1.08. Duplicate Originals. The parties may sign any number of copies of this Amendment No. 2. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 1.09. Counterparts. This Amendment No. 2 may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.


                                          CONCORD ENERGY INCORPORATED

                                          BY: /S/  DERAL KNIGHT

                                          NAME: DERAL KNIGHT

                                          TITLE: PRESIDENT & CEO

ATTEST:

BY: /S/ SHIRLEY J. BOYLE

NAME: SHIRLEY J. BOYLE

DATE: 11/7/97

                                          FIRST UNION NATIONAL BANK, as
                                          successor Trustee to FIRST FIDELITY
                                          BANK, NATIONAL ASSOCIATION

                                          BY: /S/ JAMES J. WATERS

                                          NAME: JAMES J. WATERS

                                          TITLE: VICE PRESIDENT

ATTEST:

BY: /S/  PAUL O'BRIEN

NAME: PAUL O'BRIEN

TITLE: ASSISTANT VICE PRESIDENT

This Amendment No. 2 is
hereby consented to by:

                                          KNIGHT EQUIPMENT & MANUFACTURING
                                          CORPORATION, as Guarantor

                                          BY: /S/ BARRY LAIDLAW

                                          NAME: BARRY LAIDLAW

                                          TITLE: PRESIDENT


                                          JOINT VENTURE BETWEEN KNIGHT EQUIPMENT
                                          & MANUFACTURING CORPORATION AND
                                          CONCORD ENERGY, INCORPORATED, as
                                          Guarantor

                                          KNIGHT EQUIPMENT & MANUFACTURING
                                               CORPORATION

                                          BY: /S/  BARRY LAIDLAW

                                          NAME: BARRY LAIDLAW

                                          TITLE: PRESIDENT


                                          CONCORD ENERGY INCORPORATED

                                          BY: /S/ DERAL KNIGHT

                                          NAME: DERAL KNIGHT

                                          TITLE:  PRESIDENT & CEO

                              OFFICERS CERTIFICATE

     The undersigned officers of Concord Energy Incorporated ("Concord") hereby certify that Amendment No. 2 to the Indenture of Trust originally dated as of May 8, 1995 ("Indenture") between Concord Energy Incorporated and First Fidelity Bank, National Association, as Trustee has been approved by Concord's Board of Directors at a duly constituted meeting as required by Section 10.06 of the Indenture.

DATED:  Jourdanton, Texas
        October 31, 1997

                                                /S/ DERAL KNIGHT
                                                -----------------------------
                                                Deral Knight, President
                                                Concord Energy Incorporated


                                                /S/ SHIRLEY J. BOYLE
                                                -----------------------------
                                                Shirley J. Boyle, Secretary
                                                Concord Energy Incorporated

                                    EXHIBIT 4

                           CONSENT TO AMENDMENT NO. 2

     We, the undersigned Holders of the principal amount of Notes identified below and issued pursuant to that certain Indenture of Trust (the "Original Indenture") between Concord Energy Incorporated and First Fidelity Bank, National Association, as Trustee, dated as of May 8, 1995, as amended as of April 30, 1997, hereby consent to Amendment No. 2, dated as of October 31, 1997, to such Original Indenture, which Amendment extends the maturity date of the Notes from November 1, 1997 to December 31, 1997. We further indemnify the Trustee in connection with any loss or liability including reasonable expenses arising out of the execution of such Amendment No. 2 except for any loss or liability incurred by the Trustee as a result of the Trustee's gross negligence or willful misconduct.


BY: /S/ NUNZIO LOCASTRO                     BY: /S/ JOYCE MARINO
    -----------------------------               -----------------------------
    Nunzio Locastro                             Joyce Marino
    6 Warwick Road                              32 East River Road
    East Brunswick, NJ 08816                    Rumson, NJ 07760

    Principal Amount:  $70,000                  Principal Amount:  $200,000

BY: /S/ VINCENT A. STABILE                  BY: /S/ GERALD CHIARA
    -----------------------------               -----------------------------
    Madeline Stabile                            Gerald Chiara
      Foundation, Inc.                          94 Boulevard
    2 Claridge Drive                            Mountain Lakes, NJ  07046
    Claridge House 2, Apt. 11LE
    Verona, NJ 07044                            Principal Amount:  $50,000

    Principal Amount:  $1,075,000

BY: /S/ VINCENT A. STABILE                  BY: /S/ JADWIGA Z. MUES
    -----------------------------               -----------------------------
    Vincent A. Stabile                          Jadwiga Z. Mues Trust
    Trustee UTC 7185                            Jadwiga Z. Mues TTEE DTD
    2 Claridge Drive                              8/31/95
    Claridge House 2, Apt. 11LE                 1211 Gulf of Mexico Drive
    Verona, NJ 07044                            Apt. 210
                                                Long Boat Key, FL 34228
    Principal Amount $400,000
                                                Principal Amount: $30,000

BY: /S/ STEVEN N. BLATT                     BY: /S/ VINCENT CALARINO
    -----------------------------               -----------------------------
    Steven N. Blatt                             Vincent Calarino
      Revocable Trust                           473 K FDR Drive, Apt. K1101
    Steven N. Blatt, Trustee                    New York, NY 10002
    10216 W. 80th Street, Apt. 321
    Overland Park, KS 66204                     Principal Amount: $20,000

    Principal Amount: $220,000

BY: /S/ PAUL JOSEPH                             BY: /S/ TAMMY BALNER
    -----------------------------               -----------------------------
    Lewco Securities                            Tammy Balner
    A/C Schroder Inc.                           /S/ PETER BALNER
    Harborside Plaza 401, Plaza 3               -----------------------------
    Jersey City, NJ 07311                       Peter Balner JT WROS
                                                P.O. Box 7209
    Principal Amount: $70,000                   Watchung, NJ 07060

                                                Principal Amount:  $100,000

BY: /S/ MEL SCHLESINGER                     BY: /S/ LEWIS COVELER
    -----------------------------               -----------------------------
    Mel Schlesinger                             Lewis Coveler
    33 Ethan Allen Dr.                          /S/ LINDA COVELER
    Cranbury, NJ 08512                          -----------------------------
                                                Linda Coveler JT WROS
    Principal Amount:  $100,000                 2640 Talbot
                                                Houston, TX 77005

                                                Principal Amount:  $50,000

BY: /S/ AGNES J. HENDRY                     BY: /S/ MARIA WINTER
    -----------------------------               -----------------------------
    Agnes J. Hendry                             Maria Winter Cust. for
    1430 Rahway Road                            Eric M. Winter
    Scotch Plains, NJ 07076-9998                Old Army Post Road
                                                Morristown, NJ 07960
    Principal Amount: $20,000
                                                Principal Amount: $5,000

BY: /S/ HARRY HART                          BY: /S/ HANS LERCH
    -----------------------------               -----------------------------
    Harry Hart                                  Hans Lerch
    12 Powderhorn Drive                         198 High Street
    Covent Station, NJ 07961                    Manchester, CT 06040

    Principal Amount: $25,000                   Principal Amount: $50,000

BY: /S/ JOEL KAPLAN                         BY: /S/ JANICE F. DLUGI
    -----------------------------               -----------------------------
    Joel Kaplan                                 Janice F. Dlugi
    /S/ ROCHELLE KAPLAN                         8 Barberry Row
    -----------------------------               Chester, NJ 07930
    Rochelle Kaplan JT WROS
    23 Redgrave Avenue                          Principal Amount: $25,000
    Staten Island, NY 10306

    Principal Amount: $75,000

BY: /S/ MARY NOVAK                              BY: /S/ WILLIAM L. LURIE
    -----------------------------               -----------------------------
    Mary Novak                                  William L. Lurie
    587 7th Street                              93 Taylor Lane
    Brooklyn, NY 11215                          Harrison, NY 10528

    Principal Amount: $ 165,000                 Principal Amount: $25,000

BY: /S/ ART WEBER                           BY: /S/ WALTER W. PEINE
    -----------------------------               -----------------------------
    Art Weber                                   Walter W. Peine
    /S/ GAIL WEBER                              667 W. 161st. Apt. 5B
    -----------------------------               New York, NY 10032
    Gail Weber JT WROS
    28 Chamberlain Road                         Principal Amount: $35,000
    Flemington, NJ 08822

    Principal Amount: $20,000

BY: /S/ FONG MEI CHANG
    -----------------------------
    Fong Mei Chang
    6317 Sun High Drive
    Newport Richey, FL  34655

    Principal Amount:  $90,000

                                    EXHIBIT 4

                           CONCORD ENERGY INCORPORATED
                                PROMISSORY NOTE

$____________________                                  Bernardsville, New Jersey
                                                                     May 8, 1995

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER ALL APPLICABLE SECURITIES LAWS OR UNLESS EXEMPTIONS FROM SUCH REGISTRATION REQUIREMENTS ARE AVAILABLE, WHICH EXEMPTIONS SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF THE COMPANY, BY OPINION OF COUNSEL OR OTHERWISE.

          FOR VALUE RECEIVED, the undersigned, Concord Energy Incorporated (the "Company"), promises to pay to the order of __________________, SS#:
________________  (the "Note  Holder") at  ______________________  or such other place as may be  designated  in writing by Note  Holder,  the  principal  sum of
_________________($______) DOLLARS, together with interest as hereinafter provided. The principal and interest amount due hereunder shall be paid to the Note Holder in the following manner:

     (a) The  Company  shall pay the Note  Holder in whose name this  Promissory
Note is registered upon the registry books maintained by First Union National Bank (the "Trustee"), as trustee, as of the close of business on the seventh day (whether or not a business day) of the month preceding any interest payment date (a "Record Date"), semiannual interest on the principal amount of this Promissory Note on November 1 and May 1, commencing on November 1, 1995, at the rate of ten (10%) percent per annum on the basis of a 360 day year, comprised of twelve (12) months with thirty (30) days per month, provided, however, that upon any Event of Default, as herein described, and so long as such Event of Default is continuing, this Promissory Note shall bear interest at the rate of 15% per annum.

     (b) The Company shall pay the Note Holder the entire unpaid principal sum of this Promissory Note on the 30th day of November, 1997.

     (c) This Promissory Note, issuable in the denomination of $10,000 or any integral multiple of $5,000 in excess thereof, is one in a series of notes in the aggregate principal amount of $2,920,000 (collectively, the "Notes") issued under and pursuant to the Indenture of Trust, dated as of May 8, 1995, amended May 30, 1997 and October 31, 1997, (the "Indenture"), between the Company and the Trustee and the Notes may be redeemed prior to maturity in multiples of $10,000 in principal amount only, at any time at the option of the Company, at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the date of redemption, as more fully described in the Indenture. The Notes are also subject to mandatory redemption at any time upon the accumulation of at least $50,000 in the Revenue Fund.

     Payment of principal of and interest on this Promissory Note is guaranteed by a Guaranty Agreement (the "Guaranty") executed by Knight Equipment & Manufacturing Corporation ("KEMCO") and the joint venture between the Company and KEMCO formed pursuant to a Joint Venture Agreement dated October 18, 1994 (the "Joint Venture", and together with KEMCO, the "Guarantors"). The Company and KEMCO have also entered into a Stock Purchase Agreement dated November 9, 1994, pursuant to which the Company has agreed to purchase 100% of the outstanding shares of capital stock of KEMCO. KEMCO and the Trustee have entered into a security agreement dated as of May 8, 1995 (the "Security Agreement") pursuant to which certain assets of KEMCO are pledged to the Trustee to secure KEMCO's obligations under the Guaranty.

     Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture.

     Section 1. The Company represents and warrants to the Note Holder that:

          (a) The Company is a corporation duly organized, validly existing and is in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as now being conducted and to perform its obligations hereunder and under each of the Indenture (collectively, the "Transaction Documents"). The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect upon its business or assets.

          (b) The execution, delivery and performance by the Company of each of the Transaction Documents has been duly authorized by all requisite corporate action on the part of the Company. No consent, license, approval, authorization, registration, filing or similar requirement ("Permit") is necessary in connection therewith, there are no pending or, to the Company's knowledge, threatened investigations or legal proceedings ("Actions") which question the transactions contemplated thereby and none of such transactions will conflict with or result in any violation of or constitute a breach of or default under the certificate of incorporation or by-laws of the Company or any applicable laws, rules, regulations, agreements with governmental authorities (together, "Laws"), orders, injunctions, judgments, awards or decrees (together, "Orders") or other agreements, understandings, deeds, notes, mortgages or licenses (together, "Contracts") by which the Company or its assets are affected or will result in the creation of any lien, charge or encumbrance (together, "Liens") upon any of the assets of the Company pursuant to any Contracts. Each such Transaction Document has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights or by general equitable principles.

          (c) There are no Actions which would, if adversely determined, severally or in the aggregate, materially and adversely affect the business, operations, assets or financial or other condition (together, the "Financial
Condition") of the Company and its Subsidiaries, taken as a whole or the transactions contemplated by the Transaction Documents. For purposes of this Promissory Note, "Subsidiary" shall mean each entity of which the Company or another Subsidiary may now or hereafter control or own more than 50% of the capital or equity.

          (d) Each of the Company and its Subsidiaries is in compliance with and not in default or violation in any material respect of any Laws, Orders, Permits or Contracts applicable to its business which violation or default could have a material adverse effect on the Financial Condition of the Company and its Subsidiaries taken as a whole and has not received notice of any claim to the contrary. To the Company's knowledge, the Company and each of its Subsidiaries have all material Permits necessary for the conduct of their business.

          (e) The Company has heretofore duly filed all forms, reports, statements and schedules with the Securities and Exchange Commission (the "SEC") required to be filed since May 18, 1993, as set forth in Exhibit A hereto, and has delivered to the Note Holder a copy of the most recent Form 10-KSB of the Company for the fiscal year ended ________________, ____ and the most recent Form 10-QSB of the Company for the period ended ________________, ____. Such forms, reports, statements and schedules were, as of their respective filing dates, true and accurate in all material respects and did not contain any untrue statement of a material fact or omit to state a material fact required under applicable Laws to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in such filings have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such financial statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which are not expected to be material in amount. Since _______________, ____, there have been no material liabilities, either absolute or unliquidated, incurred by the Company which are not reflected on the financial statements contained in such filing and there has been no material adverse change in the Financial Condition of the Company and its Subsidiaries taken as a whole, from such date to the date hereof.

          (f)  The  Company  is  not  an  "investment  company",  or  a  company
"controlled by an investment company", within the meaning of the Investment Company Act of 1940, as amended.

          (g) To the Company's knowledge, the Transaction Documents, the Confidential Offering Memorandum dated May 4, 1995 and prepared in connection with the issuance, sale and delivery of the Notes (the "Confidential Offering Memorandum") and all of the Exhibits and other written material delivered by the Company to the Note Holders in connection with the transactions contemplated hereby do not contain any statement that is false or misleading with respect to any material fact and do not omit to state a material fact necessary in order to make the statements therein not false or misleading. There is no additional fact (other than facts generally known to the public) of which the Company is aware that has not been disclosed in writing to the Note Holder that materially affects adversely or, so far as the Company can reasonably foresee on the date hereof, will materially affect adversely the Financial Condition of the Company and its Subsidiaries taken as a whole.

          (h) The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

     Section 2. Until the date on which the Notes have been paid in full, the Company shall:

          (a) Comply with all Laws, Orders and Permits, except for such noncompliance that does not have a material adverse effect on the Financial Condition of the Company and its Subsidiaries taken as a whole;

          (b) Maintain its corporate existence, its qualification and good standing in all jurisdictions where such maintenance is necessary to the conduct of its business and the ownership of its assets;

          (c) Use the proceeds received by it from the sale of the Notes as described in the Confidential Offering Memorandum;

          (d) Cause each Subsidiary to comply with each of the covenants set forth in Sections 2(a) through 2(c), inclusive and Section 2(h) (which covenants shall, for purposes of this Section 2(d) apply to each such Subsidiary as if it were the Company referred to therein);

          (e) File on a timely basis any and all forms, statements, reports or schedules required to be filed with the SEC pursuant to the Securities Exchange Act of 1934;

          (f) Promptly furnish copies of any forms, statements, reports or schedules filed with the SEC to Note Holder and the Trustee;

          (g) Provide to Note Holder and the Trustee prompt notice of:

               (i) any Event of Default, as hereinafter defined;

               (ii) any amendment of the certificate of incorporation or by-Laws of the Company; or

               (iii) (A) any material  change since the date of this  Promissory
Note in the Financial Condition of the Company and its Subsidiaries taken as a whole or (B) the occurrence or non-occurrence, since such date, of any event of which the Company has knowledge, in either case, that has had or is reasonably likely to have a materially adverse effect on the Financial Condition of the Company and its Subsidiaries taken as a whole;

          (h) Not sell or dispose, nor cause any Subsidiary to sell or dispose, all or a substantial part of the assets of such Subsidiary, except as provided in the Security Agreement.

     Section 3. Each of the following shall constitute an Event of Default under this Promissory Note, whatever the reason for such event and whether it shall be voluntary or involuntary or be affected by operation of laws or orders;

          (a) The Company shall fail to make any payment of principal on this Promissory Note when due or shall fail to make within three days after the date when due, any payment of interest on this Promissory Note; or

          (b) Any representation or warranty made hereunder or in any document delivered to the Note Holder with respect to this Promissory Note shall at any time prove to have been incorrect or misleading in any material respect when made; or

          (c) The Company shall cease to maintain its corporate existence or shall default in any material respect in the performance or observance of any term, covenant, condition or agreement contained herein, and such default continues for the period and after the notice specified below, or

          (d) The Company or any Subsidiary shall fail to pay, in accordance with its terms and when due and payable, the principal of or interest on any liability for borrowed money in excess of $25,000 or any other liability in excess of $25,000 evidenced by bonds, debentures, notes or similar instruments ("Indebtedness") owed to any party or the maturity of any such Indebtedness shall have been accelerated or been required to be prepaid prior to the stated maturity thereof or any event shall have occurred and be continuing which, with the passage of time or the giving of notice or both, would permit the acceleration of such maturity; or

          (e) (i) The Company or any Subsidiary shall (A) commence a voluntary case under Federal bankruptcy laws, (B) file a petition seeking to take advantage of any other laws relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debits ("Bankruptcy"), (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in any involuntary case under such Bankruptcy laws or such other laws, (D) apply for or consent to, or fail to contest in a timely or appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator or the like ("Receiver") of itself or of a substantial part of its property, (E) admit in writing its inability to pay, or generally not be paying, its debts as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

               (ii) A case or other proceeding shall be commenced against the Company or any Subsidiary in any court of competent jurisdiction seeking (A) relief under Federal bankruptcy laws or under any other laws relating to Bankruptcy, or (B) the appointment of a Receiver of the Company or any Subsidiary of all or any substantial part of the assets of the Company or any Subsidiary and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Company or any Subsidiary (including, but not limited to, an order for relief under Bankruptcy laws) shall be entered, or

          (f) A judgment or order for the payment of money shall be entered and become final against the Company or any Subsidiary which, together with all other outstanding undischarged or unstayed judgments against the Company and its Subsidiaries, exceeds $50,000 in the aggregate, and such judgment or order shall continue undischarged or unstayed for 60 days provided that for the purpose of calculating the $50,000 amount, judgments which, in the opinion of counsel, are covered by the Company's insurance shall not be included in such figure to the extent so covered; or

          (g) There shall be an Event of Default under any of the Guaranty, the Transaction Documents or any Additional Security Document, as such term is defined in each of the respective documents, or the Guaranty, the Transaction Documents, or any Additional Security Document shall be or become or shall be claimed to be or to have become in any respect invalid or unenforceable or the Trustee shall at any time cease to have a valid, fully perfected first priority security interest in the collateral referred to in the Security Agreement or any Additional Security Document.

     A default under clause (c), (d) or (f) hereof is not an Event of Default until the Trustee or the Note Holders of at least a majority in principal amount of the then outstanding Notes notify the Company in writing of the default and the Company does not cure the default within 30 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of

Default". If the Note Holders of a majority in principal amount of the outstanding Notes request the Trustee to give such written notice on their behalf, the Trustee shall do so.

     The Company will deliver to the Trustee within 10 days after the occurrence thereof written notice of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 3 (d). The Trustee shall not be deemed to have knowledge of any default unless either any officer of the Trustee assigned by the Trustee to administer its corporate trust business has actual knowledge of such default or the Trustee shall have received written notice thereof from the Company or a Note Holder.

     Upon the occurrence of any Event of Default described in Sections 3 (e) (i) or 3 (e) (ii) above, the entire unpaid principal amount of this Promissory Note and any interest accrued and unpaid thereon shall automatically be due and payable. Upon the occurrence and during the continuance of any other Event of Default, the Trustee by written notice to the Company, or the Note Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and the Trustee, may declare the principal of and all accrued interest on all the Notes to be immediately due and payable. No right or remedy herein conferred is intended to be exclusive of any other rights or remedies and each and every right or remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder or now or hereafter existing under the Guaranty, the Transaction Documents, the Additional Security Documents, if any, or by law or equity. No delay or omission in the exercise of any right or power accruing upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. All amounts advanced by, or on behalf of, the Note Holder or the Trustee in exercising its rights hereunder (including, but not limited to, reasonable legal expenses and disbursements incurred in connection therewith), together with interest thereon from the date of such advance, shall be payable by the Company on demand to the party that advanced such amount.

     The Note Holder shall not, by any act, delay, omission or otherwise be deemed to have waived any of his rights or remedies hereunder and no waiver by the Note Holder of his rights or remedies hereunder shall be valid against Note Holder unless in writing, signed by Note Holder, and then only to the extent therein set forth. The waiver by the Note Holder of any right or remedy hereunder upon any one occasion shall not be construed as a bar to any right or remedy which he would otherwise have had on any further occasion.

     The Company hereby waives presentment for payment, protest and notice for non-payment of this Promissory Note.


                                            CONCORD ENERGY INCORPORATED

         (SEAL)

                                            BY: _____________________________
ATTEST:                                         DERAL KNIGHT, CEO


___________________________
Shirley J. Boyle, Secretary

                                    EXHIBIT A

             Filings by the Company with the SEC since May 18, 1993

 1.  Form 8-K of the Company dated May 18, 1993
 2.  Form 8-K/A#1 of the Company dated May 18, 1993
 3.  Form 10-KSB of the Company for the fiscal year ended June 30, 1993
 4.  Form 10-QSB of the Company for the quarterly period ended
     September 30, 1993
 5.  Form 10-QSB of the Company for the quarterly period ended December 31, 1993
 6.  Form 10-QSB of the Company for the quarterly period ended March 31, 1994
 7.  Form 10-KSB of the Company for the fiscal year ended June 30, 1994
 8.  Form 10-QSB of the Company for the quarterly period ended
     September 30, 1994
 9.  Form 10-QSB of the Company for the quarterly period ended December 31, 1994
10.  Form 10-QSB of the Company for the quarterly period ended March 31, 1995.
11.  Form 10-KSB of the Company for the fiscal year ended June 30, 1995.
12.  Form 10-QSB of the Company for the quarterly period ended
     September 30, 1995.
13.  Form 10-QSBA of the Company for the quarterly period ended
     September 30, 1995.
14.  Form 10-QSB of the Company for the quarterly period ended
     December 31, 1995.
15.  Form 10-QSBA of the Company for the quarterly period ended
     December 31, 1995.
16.  Form 10-QSB of the Company for the quarterly period ended March 31, 1996.
17.  Form 10-QSBA of the Company for the quarterly period ended March 31, 1996.
18.  Form 10-KSB of the Company for the fiscal year ended June 30, 1996.
19.  Form 10-QSB of the Company for the quarterly period ended
     September 30, 1996.
20.  Form 10-QSB of the Company for the quarterly period ended
     December 31, 1996.
21.  Form 10-QSB of the Company for the quarterly period ended March 31, 1997.
22.  Form 10-KSB of the Company for the fiscal year ended June 30, 1996.

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This Note is one of the $2,920,000.00 principal amount of 10% Promissory Notes of Concord Energy Incorporated due November 1, 1997 described in the within-mentioned Indenture.

                                            FIRST UNION NATIONAL BANK,
                                            as Trustee


                                            BY:___________________________

                                            Date:_______________________